Exhibit 99.1

PRESS RELEASE
For immediate release

AUGUST 1, 2011, LAS VEGAS, NV - ASIARIM CORPORATION (OTC BQ: ARMC US) announced today that its Board of Directors (the "Board") accepted the resignations of Mr. Te Hwai Ho ("Mr. Ho"), Mr. Donald So Yu Ruan ("Mr. Ruan") and of Ben van Wijhe ("Mr. Van Wijhe") as directors of the corporation with effect from July 21, 2011, July 21, 2011 and July 23, 2011 respectively. Mr. Ho, Mr. Ruan and Mr. Van Wijhe were replaced as officers of the corporation. The corporation is very appreciative of the valuable efforts of Mr. Ho, Mr. Ruan and Mr. Van Wijhe on behalf of the corporation.

The aforementioned resignations were required to prepare the collective closing, if any, of all transactions set forth in a Restated Terms Sheet signed by Euro American S.A. and the corporation on July 22, 2011 in relation to the intended acquisition of the exclusive worldwide rights to a unique patented video compression technology as earlier announced by the corporation on May 26, 2011. The Board expects to close the intended transactions within the next weeks.

Therefore, the corporation is very pleased to announce that Dr. J. C. M. Hovers consented to be appointed to the Board and to lead the preparation for closing which is expected during the next weeks. With effect from July 24, 2011 Dr. Hovers is sole director of the corporation and he was elected to the offices of Chairman, President and Chief Executive Officer of the corporation on July 30, 2011.

Dr. Hovers stated: "I am excited to lead Commodore into the future. The patented video compression technology intentionally to be acquired by the corporation would enable to position Commodore as front runners again."

Dr. Hovers was the former President and CEO of Stork N.V., as well as of OCE N.V., both Dutch stock listed corporations. Dr. Hovers served as a member of the Supervisory Board of De Nederlandsche Bank, the Dutch Central Bank, and Randstad Holding N.V. He is currently Chairman of the Supervisory Boards of respectively C1000 N.V., Royal Ten Cate N.V., SMEVA B.V., Plieger B.V. and Teleconnect Inc. He is also a member of the Supervisory Board of Randstad Holding Netherlands B.V. Dr. Hovers holds a Ph.D. Econometrics from Tilburg University in The Netherlands.

On July 30, 2011, Mr. Eugene van Os ("Mr. Van Os") was elected to the offices of Treasurer, Chief Financial Officer and Secretary of the Corporation. Prior to his election Mr. Van Os was the managing director of the Corporation's wholly-owned subsidiary Commodore Licensing B.V. in The Netherlands.

For more information please contact:

Asiarim Corporation
Mr. Eugene van Os
Email: Eugene.vanos@commodorecorp.com
Telephone: +31 65 76 96 007

EuroAmerican SA
Mr. Gary McDonald
Email: mcdonald@mobilebroadbandnet.com
Telephone: +44 79 70 70 89 95

Forward Looking Statements:

A number of statements contained in this Report are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Certain written statements in this press release constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," "we intend," or similar expressions are intended to identify forward-looking statements. Such statements should not be construed as an invitation to participate in an offering of shares in the capital of the Company or a confirmation that an offering will indeed occur. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include demand for our services, product development, our ability to maintain acceptable margins and control costs, the impact of federal, state and local regulatory requirements on our business, the impact of competition and the uncertainty of economic conditions in general, including the timely development and market acceptance of products, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and we undertake no obligation to publicly update these statements based on events that may occur after the date of this document.